EXHIBIT 2

                                                           AGREEMENT AND RELEASE

         THIS AGREEMENT AND RELEASE (the "Release") is made as of November 26th, 1997 by and among the following parties,
         DAVID J. ROBINSON and JESSE GREENFIELD of Greensboro, North Carolina and Boulder, Colorado, respectively, the plaintiffs in the Civil Action;
         WILMINGTON TRUST COMPANY AS Trustee of the MCMILLEN TRUST ("McMillen Trust"), WILMINGTON TRUST COMPANY ("Wilmington Trust"), MICHAEL A. DIGREGORIO ("DiGregorio"), GEORGE E. KING, STEPHEN L. STEPHANO, R. PEYTON WOODSON, III, CLAUDE G. SANCHEZ, JR., LAWRENCE F. LEE, JR. and LAWRENCE F. LEE III, all defendants in the Civil Action (the "Company Defendants");
         MCM ACQUISITION CORPORATION ("MAC"), a North Carolina corporation and named defendant in the Civil Action; and
         MCM CORPORATION, a North Carolina corporation in whose behalf the Civil Action is derivatively asserted by the named plaintiffs.
                              PRELIMINARY STATEMENT
         The parties hereto constitute all of the parties in the Civil Action titled David J. Robinson, Jr. et al. v. McMillen Trust et al. (Civil Action No. 97CVS9042 - Guilford County Superior Court now assigned to Judge Ben F. Tennille) (the "Civil Action"). MAC and Wilmington Trust Company as Trustee of the McMillen Trust have agreed to the full cancellation and termination of the Agreement dated November 22, 1996, as amended by First Amendment dated January 24, 1997 (and subject to letter agreement dated January 31, 1997) between them (the "Agreement"), subject to the terms and the releases herein provided.

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         NOW, THEREFORE, in consideration of the mutual agreements and releases herein, the parties agree for themselves, successors and assigns as follows:
         1. Full Cancellation and Termination of the Agreement. MAC and Wilmington Trust Company as Trustee of the McMillen Trust agree that the Agreement, including all amendments thereto, is hereby canceled and terminated and shall be of no further force and effect whatsoever.
         2. Court Approval: Dismissal with Prejudice of the Civil Action as Against MAC. Upon full execution and delivery of this Release to MAC, the named plaintiffs, with full cooperation of all other parties hereto, will seek the Court's approval of this Release and the dismissal with prejudice of the Civil Action as against MAC, which dismissal shall be solely as to MAC and as to which the parties shall bear their own costs.
         3. Releases of All Claim Relating to or Arising out of the Agreement. All parties hereto do hereby fully release and discharge MAC, and MAC does hereby fully release and discharge all parties hereto, from any and all claims, liabilities, costs and expenses of any kind and nature relating to or arising out of the Agreement, including without limitation, any claims, counter, cross or third party claims that might otherwise be assertable in the Civil Action and relating to or arising out of the Agreement, or its termination as provided herein, it being the agreement and intention of all parties that this Release end and terminate all matters and claims of any kind between MAC and all parties hereto relating to or arising out of the Agreement. Further, the McMillen Trust and MAC, as parties to the Agreement, Wilmington Trust, DiGregorio, and MAC do hereby fully release and discharge Robinson and Greenfield from any and all claims, liabilities, costs and expenses of any kind and nature relating to or arising out of the termination of the Agreement as provided herein, including without limitation, any claims,


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counter, cross or third party claims that might otherwise be assertable in the
Civil Action and relating to or arising out of the termination of the Agreement as provided herein.
         4. Counterparts and Construction. This Release may be executed in counterparts and shall be construed in accordance with North Carolina law.

         IN WITNESS WHEREOF, the parties have duly executed this agreement as of the above date.

                                               /s/ David J. Robinson, Jr.
                                               ---------------------------
McM Acquisition Corporation                    David J. Robinson, Jr.

By: /s/ M. Roland Britt
    ---------------------------------          /s/ Jesse Greenfield
                                               ---------------------------
Wilmington Trust Company as Trust of           Jesse Greenfield
the McMillen Trust

By: /s/ Michael A. DiGregorio
    ---------------------------------

Wilmington Trust Company                       McM Corporation

By: /s/ Cynthia Corliss                        By: /s/ George E. King
    ---------------------------------              ------------------------

/s/ Michael A. DiGregorio                      /s/ George E. King
-------------------------------------          ----------------------------
Michael A. DiGregorio                          George E. King

/s/ R. Peyton Woodson                          /s/ Stephen L. Stephano
-------------------------------------          ----------------------------
R. Peyton Woodson                              Stephen L. Stephano

/s/ Claude G. Sanchez, Jr.
-------------------------------------
Claude G. Sanchez, Jr.

/s/ Lawrence F. Lee, Jr.
-------------------------------------
Lawrence F. Lee, Jr.

/s/ Lawrence F. Lee, III
-------------------------------------
Lawrence F. Lee, III

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